FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

            THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT is dated and effective as of March 31, 2001 (the "First Amendment"), among OMNI ENERGY SERVICES CORP., a Louisiana corporation (the "Borrower"), American Aviation L.L.C., a Missouri limited liability company ("Aviation"), OMNI ENERGY SERVICES CANADA CORP., an Alberta, Canada corporation formerly known as Hamilton Drill Tech Inc. ("Omni Canada"), OMNI ENERGY SERVICES-ALASKA, INC., an Alaska corporation ("Omni Alaska"; Aviation, Omni Canada, and Omni Alaska are herein collectively called the "Guarantor"), and HIBERNIA NATIONAL BANK, a national banking association (the "Bank").

RECITAL

            1.             The Borrower, each Guarantor, and the Bank have heretofore entered into that certain Third Amended and Restated Loan Agreement dated as of October 30, 2000 ("Loan Agreement"), pursuant to which the Bank established in favor of the Borrower certain credit facilities consisting of an Amortizing Term Loan and Revolving Loans;

            2.             The Loans by the Bank to the Borrower are guaranteed, in solido, by Aviation, Omni Canada, and Omni Alaska as the Guarantors;

            3.             The Borrower, with the consent of the Guarantors, has agreed to make a $2,000,000.00 pay-down on the Amortizing Term Loan.

            4.             In connection with the aforementioned pay-down, the Borrower, with the consent of each Guarantor, has requested that the Bank (i) waive certain Advance Rate reductions, (ii) restructure all subsequent Advance Rates, (iii) revise the definition of Qualified Receivables, (iv) extend the Termination Date from January 31, 2002 to August 31, 2002, (v) reduce the Applicable Margin from 3.0% to 1.50%, and (vi) make certain other changes to the Loan Agreement; and

            5.             Subject to the terms and conditions of the Loan Agreement, as amended by this First Amendment, the Bank is willing to honor the Borrower's requests.

            NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

            A.             Defined Terms. Capitalized terms used herein which are defined in the Loan Agreement are used herein with such defined meanings, except as may be expressly set forth in this First Amendment.

            B.             Defined Terms Revision.

                        (1)    The definition of the term "Advance Rate" appearing in Section 1.1. of the Loan Agreement is hereby deleted and replaced with the following:

"Advance Rate" shall mean the following: The Advance Rate is a fixed percentage that will reduce over time. In the event the Borrower does not receive proceeds from that certain New York Life Insurance Policy No. 46 859 506 on the life of David A. Jeansonne prior to May 31, 2001, then the Advance Rate will be as follows:

(a) from the date of the First Amendment through May 31, 2001, the Advance Rate will be 50%;

(b) for the month of June 2001, the Advance Rate will be 40%;

(c) for the month of July 2001, the Advance Rate will be 30%;

(d) for the month of August 2001, the Advance Rate will be 20%;

(e) for the month of September 2001, the Advance Rate will be 10%; and

  (f) for the month of October 2001 and thereafter, the Advance Rate will be 0.00%.

    In the event the Borrower receives proceeds from that certain New York Life Insurance Policy No. 46 859 506 on the life of David A. Jeansonne prior to May 31, 2001, then the Advance Rates set forth in (a) through (f) above shall not apply. Instead, the Advance Rate will be as follows:

  (g) from the date of the First Amendment through the day on which the Borrower receives the said life insurance proceeds (the "Receipt Period"), the Advance Rate will be 50%;

  (h) commencing on the first day of the month after the Receipt Period and continuing through the end of that month (the "Second Period"), the Advance Rate will be 40%;

  (i) commencing on the first day of the month after the Second Period and continuing until the last day of such month (the "Third Period"), the Advance Rate will be 30%;

  (j) commencing on the first day of the month after the Third Period and continuing until the last day of such month (the "Fourth Period"), the Advance Rate will be 20%;

  (k) commencing on the first day of the month after the Fourth Period and continuing until the last day of such month (the "Fifth Period"), the Advance Rate will be 10%; and

(l) commencing on the first day of the month after the Fifth Period and continuing thereafter, the Advance Rate will be 0.00%.

                        (2)     The definition of the term "Amortizing Term Note" appearing in Section 1.1. of the Loan Agreement is hereby deleted and replaced with the following:

"Amortizing Term Note" shall mean that certain promissory note of even date with the First Amendment by Borrower in the principal amount of $4,919,611.00, payable to the order of the Bank with interest at the Base Rate plus the Applicable Margin, together with all renewals, extensions, and refinancing of said indebtedness. The Amortizing Term Note constitutes a renewal and restructure of that certain promissory note by Borrower dated October 30, 2000 in the principal amount of $7,466,111.00 payable to the order of Bank.

                        (3)     The definition of the term "Applicable Margin" appearing in Section 1.1. of the Loan Agreement is hereby deleted and replaced with the following:

"Applicable Margin" shall mean 1.50%.

                        (4)     The term "Qualified Receivables", as defined in the Loan Agreement, has historically meant eighty percent (80%) of the Receivables of the Borrower and/or the Guarantor. In order to revise temporarily the percentage of Receivables to be used in calculating Qualified Receivables, the definition of the term "Qualified Receivables" appearing in Section 1.1. of the Loan Agreement is hereby deleted and replaced with the following:

"Qualified Receivables" shall mean a fixed percentage (as set forth below) of the Receivables of the Borrower and/or the Guarantor, carried on their respective books of account, which, on the date as of which the determination is made, (a) are subject to a first priority perfected Encumbrance in favor of the Bank, (b) arose in the ordinary course of business of the Borrower and/or the Guarantor, (c) arose from the sale of goods or performance of services by the Borrower and/or the Guarantor, (d) are evidenced by an "invoice" (i.e., an invoice, shipping order or similar writing), (e) are not subject to setoff, counterclaim, defense, or a dispute of any kind or nature, (f) are not more than 90 days old, (g) are payable by Persons other than any Person who is an affiliate (as defined in accordance with GAAP) of the Borrower and/or the Guarantor or an officer or director of the Borrower and/or the Guarantor or an officer or director of an affiliate of the Borrower and/or the Guarantor, (h) are not payable by the United States of America or any agency or department thereof (unless such Receivable has been assigned to the Bank pursuant to a properly perfected assignment under the Federal Assignment of Claims Act, 31 U.S.C. § 3727), (i) do not by their own terms prohibit the collateral assignment thereof or require the consent of the obligor thereon to any collateral assignment thereof, (j) do not arise out of a transaction with an account debtor outside the United States of America (unless covered by a letter of credit acceptable to the Bank), (k) are not Receivables due by a Person from whom over 50% of its entire accounts receivable balance with the Borrower or the Guarantor is unpaid for more than 90 days past the invoice date(s) related thereto, (l) are not credit balances, (m) are not Receivables which the Bank believes, in its sole credit judgment reasonably applied, that collection of such Receivables is insecure or that such Receivables may not be paid by reason of the account debtor's financial inability to pay or that such Receivables are otherwise unacceptable collateral, (n) are not that portion of the Receivables due by a single Person which are in excess of 25% of all of the Receivables due to the Borrower and/or the Guarantor, (o) commencing 90 days from the date hereof, are owed by a Person who has either signed an acceptance of the work giving rise to the Receivable or signed an acceptance of the proposal for work giving rise to the Receivable, and (p) Receivables that have been sold, assigned or factored to another entity. For purposes of this Agreement, a Receivable is 90 days old on the 90th day after the date of the invoice evidencing such Receivable (regardless of the due date of such invoice). The fixed percentage of Receivables shall be: (i) from the date of the First Amendment through May 31, 2001, or through the date on which the Borrower receives proceeds from that certain New York Life Insurance Policy No. 46 859 506 on the life of David A. Jeansonne, whichever occurs first, the fixed percentage shall be eighty-five percent (85%); and (ii) thereafter, the fixed percentage shall be eighty percent (80%).

                        (5)     The definition of the term "Termination Date" appearing in Section 1.1. of the Loan Agreement is hereby deleted and replaced with the following:

"Termination Date" shall mean, with respect to the Bank's Commitment the earlier to occur of (i) August 31, 2002, or (ii) the date of termination of the Commitment pursuant to Article XII hereof.

                        (6)     The following new definition is hereby added to Section 1.1. of the Loan Agreement:

"First Amendment" shall mean that certain First Amendment to Third Amended and Restated Loan Agreement dated as of March 31, 2001 by and among the Borrower, Aviation, Omni Canada, Omni Alaska, and the Bank.

            C.            Revisions to Article III (Term Loan)

                        1.     Section 3.1. of the Loan Agreement is hereby deleted and restated as follows:

Section 3.1. The Amortizing Term Loan. Subject to the terms, conditions and provisions of the Agreement, as amended by the First Amendment, the Bank agrees to renew the Amortizing Term Loan to the Borrower, which Amortizing Term Loan shall constitute a renewal and restructure of the indebtedness evidenced by the promissory note of Borrower dated October 30, 2000 in the principal amount of $7,466,111.00.

                        2.     Section 3.2. of the Loan Agreement is hereby deleted and restated as follows:

Section 3.2. The Amortizing Term Note. The Borrower's indebtedness to the Bank pursuant to the Amortizing Term Loan shall be evidenced by the Amortizing Term Note. The Amortizing Term Note shall be due and payable as follows: (i) in monthly principal payments of $100,000.00 each payable on the last day of each month commencing April 30, 2001, and continuing through the Termination Date; and (ii) in weekly installments of accrued unpaid interest, payable on Monday of each week and on the Termination Date; provided, however, if the Borrower's Debt to EBITDA ratio is equal to or less than 5:00 to 1.0 (and such ratio is maintained), then Borrower will be permitted to make monthly payments of accrued unpaid interest.

            D.            Revision to Article V (Fees). Article V of the Loan Agreement is hereby amended and supplemented to include the following new and additional fee:

Section 5.4. Upfront Fee. In consideration of the Bank's agreement to enter into the First Amendment, the Borrower shall pay the Bank, upon execution of the First Amendment by the Borrower, a fee equal to 0.50% of the $9,919,611, which fee amount is $49,598.00.

            E.             Revisions to Affirmative Covenants.

                        1.     Section 10.1 (g) of the Loan Agreement is hereby deleted and restated as follows:

(g) within fifteen (15) days following the end of each calendar month, on a weekly basis, each time the Borrower submits a Request for Advance, and at any other time upon the request by the Bank, a borrowing base certificate showing the Borrower's total Receivables, minus ineligibles, total Qualified Receivables, in form and substance acceptable to the Bank, accompanied by such supporting documents as may be required by the Bank, with the Borrower's borrowing base certificate to be certified by the chief financial officer of the Borrower,

                        2.     Section 10.1. of the Loan Agreement is hereby amended and supplemented to include the following new provision as subparagraph (j):

(j) on a weekly basis a cash needs report in substantially the same form as submitted to the Bank prior to the date of the First Amendment.

                        3.     Section 10.9. (a) of the Loan Agreement is hereby deleted and replaced with the following:

(a) Minimum EBITDA. The Borrower shall maintain a minimum EBITDA on a cumulative basis as follows:

Quarter Ended	Minimum EBITDA

3/31/01	$ 1
6/30/01	$ 500,000
9/30/01	$1,000,000
12/31/01	$1,750,000
3/31/02	$2,500,000
6/30/02	$3,000,000

                        4.     Section 10.9 (b) of the Loan Agreement is hereby deleted and replaced with the following:

(b) Maximum Debt to EBITDA. The Borrower shall maintain a maximum Debt to EBITDA ratio on a cumulative basis as follows:

Quarter Ended	Minimum EBITDA

3/31/01	11:1
6/30/01	10:1
9/30/01	8:1
12/31/01	5:1
3/31/02	5:1
6/30/02	4:1

            F.             Revision to Negative Covenants. Section 11.7 of the Loan Agreement is hereby deleted.

          G.             Revision to Events of Default. Section 12.1. of the Loan Agreement is hereby amended and supplemented to include the following new and additional Event of Default:

Change in Executive Management. Any change in the executive management of the Borrower.

            H.             Confirmation of Collateral Documents. All of the liens, privileges, priorities and equities existing and to exist under and in accordance with the terms of the Collateral Documents are hereby renewed, extended and carried forward as security for all of the Loans and all other debts, obligations and liabilities of the Borrower to the Bank. Further, the Guarantors hereby consent to the terms and conditions of this First Amendment, and confirm their solidary liability for all Loans.

            I.             Covenants and Conditions Precedent. The agreements and obligations of the Bank as set forth in this First Amendment are subject to satisfaction of the following covenants and conditions precedent as of the date of execution of this First Amendment and the continued satisfaction of said covenants and conditions precedent:

                    (1)     The Borrower and each Guarantor shall have executed and delivered to the Bank this First Amendment, the Borrower shall have executed the renewal promissory note evidencing the renewed Amortizing Term Note, and the Borrower shall have executed an allonge to the Revolving Note, all in form and substance satisfactory to the Bank;

                    (2)     The representations, warranties, and covenants of the Borrower and the Guarantors as set forth in the Loan Agreement, as amended by this First Amendment, or in any Related Document furnished to the Bank in connection herewith, shall be and remain true and correct;

                    (3)     The Bank shall have received certified resolutions of the Borrower and the Guarantors authorizing the execution of all documents and instruments contemplated by this First Amendment;

                     (4)    There shall have occurred no Default and/or Material Adverse Change;

                    (5)     The Borrower shall have paid to the Bank's counsel, Liskow & Lewis, the sum of $12,856.11 for outstanding legal fees; and

                     (6)     In addition to the foregoing, the following conditions precedent must be satisfied by the Borrower upon execution of this First Amendment, and satisfactory evidence thereof must be delivered to the Bank:

(i)

Borrower shall deliver to Bank the sum of $2,000,000.00 for applications to the Amortizing Term Loan (prior to the renewal thereof as set forth in this First Amendment), resulting in a principal reduction of the existing Amortizing Term Note, from $6,919,611 to $4,919,611;

(ii)

Advantage Capital Group shall have released (or the Borrower shall have paid) all outstanding indebtedness owed by the Borrower to the Advantage Capital Group, and the Advantage Capital Group shall have released and terminated its second lien on Borrower's and Guarantor's assets;

(iii)	There shall exist no Subordinated Debt;
(iv)	The Borrower shall have not less than $1,000,000 in working capital (as defined in Section 10.9. (c) of the Loan Agreement); and
(v)	All outstanding interest, fees and expenses due Bank under the Loan Agreement, as amended by this First Amendment, shall be paid to Bank by Borrower.

Bank reserves the right, in its sole discretion, to waive in writing compliance with any of the foregoing conditions and covenants. A violation of any of the foregoing conditions and covenants shall constitute an Event of Default.

            J.             Representation. On and as of the date hereof, and after giving effect to this First Amendment, the Borrower and each Guarantor confirm, reaffirm and restate the representations and warranties set forth in the Loan Agreement and the Collateral Documents; provided, that each reference to the Loan Agreement herein shall be deemed to include the Loan Agreement as amended by this First Amendment.

            K.             Warrants. The Borrower hereby confirms the option in favor of Bank to purchase 4,545 shares of stock issued by Borrower at a strike price of $1.50 per share. The term of the option shall last until January 31, 2002; provided, however, any extension of the Termination Date (as defined in the Loan Agreement) by Bank and Borrower shall also act as an extension of the term of the said option.

            L.             Payment of Expenses. The Borrower agrees to pay or reimburse the Bank for all legal fees and expenses of counsel to the Bank in connection with the transactions contemplated by this First Amendment.

           M.             WAIVER OF DEFENSES; RELEASE OF LIABILITIES. IN CONSIDERATION OF THE BANK'S EXECUTION OF THIS FIRST AMENDMENT, THE BORROWER AND THE GUARANTORS DO HEREBY IRREVOCABLY WAIVE ANY AND ALL CLAIMS, CAUSES OF ACTION, AND/OR DEFENSES TO PAYMENT ON ANY INDEBTEDNESS OWED BY ANY OF THEM TO THE BANK THAT MAY EXIST AS OF THE DATE OF EXECUTION OF THIS FIRST AMENDMENT. FURTHER, BORROWER AND THE GUARANTORS HEREBY AGREE THAT ALL DISPUTES AND CLAIMS WHATSOEVER OF ANY KIND OR NATURE WHICH BORROWER AND/OR ANY OF THE GUARANTORS PRESENTLY HAS OR MAY HAVE AGAINST BANK, WHETHER PRESENTLY KNOWN OR UNKNOWN, WHICH BORROWER AND/OR ANY OF THE GUARANTORS COULD HAVE ASSERTED AGAINST BANK, ARE FULLY AND FINALLY RELEASED, COMPROMISED AND SETTLED. BORROWER AND THE GUARANTORS, INDIVIDUALLY AND FOR THEMSELVES, THEIR, SUCCESSORS IN INTEREST AND ASSIGNS, DO HEREBY EXPRESSLY RELEASE AND FOREVER RELIEVE, DISCHARGE AND GRANT FULL ACQUITTANCE TO BANK FOR AND FROM ANY AND ALL CAUSES OF ACTION, SUITS, CLAIMS, DEBTS, OBLIGATIONS OR LIABILITIES OF ANY NATURE WHATSOEVER, KNOWN OR UNKNOWN, ALLEGED OR NOT ALLEGED, WHICH BORROWER AND/OR ANY OF THE GUARANTORS HAS OR MAY HAVE AGAINST BANK, ITS AGENTS, OFFICERS, EMPLOYEES, DIRECTORS AND SHAREHOLDERS AS OF THE DATE HEREOF. ACCEPTANCE OF THE PROCEEDS OF EACH REVOLVING LOAN AFTER THE DATE HEREOF SHALL CONSTITUTE A RATIFICATION, ADOPTION AND CONFIRMATION BY BORROWER AND GUARANTORS OF THE FOREGOING GENERAL RELEASE OF RELEASED CLAIMS AND LIABILITIES THAT ARE BASED IN WHOLE OR IN PART ON FACTS, WHETHER OR NOT KNOWN OR UNKNOWN, EXISTING ON OR PRIOR TO THE DATE OF RECEIPT OF ANY SUCH REVOLVING LOAN. THIS WAIVER AND RELEASE SHALL BE CONSTRUED TO HAVE THE BROADEST POSSIBLE SCOPE.

            N.             Amendments. THE LOAN AGREEMENT AND THIS FIRST AMENDMENT ARE CREDIT OR LOAN AGREEMENTS AS DESCRIBED IN LA. R.S. 6:§1121, ET SEQ. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BANK, THE BORROWER, OMNI ALASKA, AVIATION, AND OMNI CANADA. THE LOAN AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, SETS FORTH THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR WRITTEN AND ORAL UNDERSTANDINGS BETWEEN THE BORROWER, AVIATION, OMNI ALASKA, OMNI CANADA AND THE BANK, WITH RESPECT TO THE MATTERS HEREIN SET FORTH. THE LOAN AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, MAY NOT BE MODIFIED OR AMENDED EXCEPT BY A WRITING SIGNED AND DELIVERED BY THE BORROWER, AVIATION, OMNI ALASKA, OMNI CANADA AND THE BANK.

            O.             Governing Law: Counterparts. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana. This First Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

              P.             Continued Effect. Except as expressly modified herein, the Loan Agreement shall continue in full force and effect. The Loan Agreement as amended by this First Amendment is hereby ratified and confirmed by the parties hereto.

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            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date hereinabove provided by the authorized officers each hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

By:
Name: Burton T. Zaunbrecher
Title: Vice President and Chief Operating Officer

AMERICAN AVIATION L.L.C.
By: Omni Energy Services Corp.,
as Sole Member

By:
Name: Burton T. Zaunbrecher
Title: Vice President and Chief Operating Officer

OMNI ENERGY SERVICES CANADA CORP.
(f/k/a HAMILTON DRILL TECH INC.)

By:
Name: Burton T. Zaunbrecher
Title: Vice President and Chief Operating Officer

OMNI ENERGY SERVICES - ALASKA, INC.

By:
Name: Burton T. Zaunbrecher
Title: Vice President and Chief Operating Officer

HIBERNIA NATIONAL BANK

By:
Name: Tammy M. Angelety
Title: Vice President